  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 19, 1995.

                                                          REGISTRATION NO. 33-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ----------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ----------------
                               VALLEN CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                               ----------------
                 TEXAS                                 74-1366847
    (STATE OR OTHER JURISDICTION OF       (I.R.S. EMPLOYER IDENTIFICATION NO.)
     INCORPORATION OR ORGANIZATION)

                            13333 NORTHWEST FREEWAY
                              HOUSTON, TEXAS 77040
                                 (713) 462-8700
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                               ----------------
                             LEIGHTON J. STEPHENSON
                               VALLEN CORPORATION
                            13333 NORTHWEST FREEWAY
                              HOUSTON, TEXAS 77040
                                 (713) 462-8700
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                    COPY TO:

                              JOHN B. CLUTTERBUCK
                                LORI M. MURATTA
                     MAYOR, DAY, CALDWELL & KEETON, L.L.P.
                                 700 LOUISIANA
                              HOUSTON, TEXAS 77002
                                 (713) 225-7000
                               ----------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------
                                              PROPOSED     PROPOSED
                                               MAXIMUM     MAXIMUM
                                              OFFERING     AGGREGATE
     TITLE OF EACH CLASS OF      AMOUNT TO      PRICE       OFFERING    AMOUNT OF
  SECURITIES TO BE REGISTERED  BE REGISTERED  PER UNIT(1)   PRICE(1)  REGISTRATION FEE
--------------------------------------------------------------------------------------
Common Stock, $.50 par value
 per share.................... 128,754 shares   $18.63    $2,398,687       $827
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457(c) solely for purposes of calculating the registration fee. Pursuant to Rule 457(c), the filing fee for the shares registered hereby is based upon the average of the reported high and low prices of the Registrant's Common Stock on The Nasdaq Stock Market on September 13, 1995.
                               ----------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                SUBJECT TO COMPLETION, DATED SEPTEMBER 19, 1995

PROSPECTUS

                                        SHARES

                               VALLEN CORPORATION

                     COMMON STOCK, PAR VALUE $.50 PER SHARE

  The shares of common stock, par value $.50 per share ("Common Stock"), of Vallen Corporation (the "Company") described in this Prospectus are held by the Selling Stockholders (as defined herein) who may from time to time offer for sale such shares of Common Stock. See "Selling Stockholders." The Company will receive none of the proceeds from the sale of the shares by the Selling Stockholders.

  The shares of Common Stock to which this Prospectus relates may be offered through any of several methods, including ordinary brokerage transactions or block transactions on The Nasdaq Stock Market at market prices, or in privately negotiated transactions at prices agreed upon by the parties to such transactions. The Company will pay all expenses (other than commissions or discounts of underwriters, broker-dealers or agents, broker fees, state and local transfer taxes and fees and expenses of counsel or other advisors to the Selling Stockholders) in connection with the registration of the shares of Common Stock to which this Prospectus relates. See "Plan of Distribution."

  To the extent required, the identity of, and certain other information relating to, the Selling Stockholders and the terms of each sale of Common Stock offered hereby, will be set forth in an accompanying Prospectus Supplement.

  Upon any sale of the Common Stock offered hereby, the Selling Stockholders and participating agents, brokers or dealers may be deemed to be underwriters as that term is defined in the Securities Act of 1933, as amended ("Securities Act"), and commissions or discounts or any profit realized on the resale of such securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

  The Company's Common Stock is traded on The Nasdaq Stock Market. On September 14, 1995, the closing price of the Common Stock on The Nasdaq Stock Market was $19 1/4 per share.

                               ----------------

 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE  COMMISSION  OR ANY  STATE  SECURITIES  COMMISSION NOR  HAS  THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
       PASSED UPON  THE  ACCURACY OR  ADEQUACY  OF THIS  PROSPECTUS.  ANY
        REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------

               The date of this Prospectus is September   , 1995.

                             AVAILABLE INFORMATION

  Vallen Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, Room 1024, and at the following Regional Offices of the Commission: Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661, Suite 1400; and New York Regional Office, Seven World Trade Center, New York, New York 10048, 13th Floor. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Common Stock is listed on The Nasdaq Stock Market, and such reports and other information concerning the Company can be expected at The Nasdaq Stock Market, 1735 K Street, N.W., Washington, D.C. 20006-1506.

  This Prospectus constitutes a part of a registration statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") filed by the Company with the Commission under the Securities Act. This Prospectus does not contain all of the information included in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to such Registration Statement, including the exhibits and schedules thereto, for further information with respect to the Company and the securities offered hereby. The Registration Statement may be inspected in the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed by the Company with the Commission pursuant to the Exchange Act are incorporated into this Prospectus by reference and made a part hereof:

  1. Annual Report on Form 10-K for the year ended May 31, 1995.

  2. Current Report on Form 8-K dated July 24, 1995, as amended by Amendment No.1 on Form 8-K/A filed September 14, 1995.

  All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference, or contained in this Prospectus, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all documents incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be directed to Corporate Secretary, Vallen Corporation, 13333 Northwest Freeway, Houston, Texas 77040, telephone (713) 462-8700.

                                  THE COMPANY

  Vallen Corporation was incorporated under the laws of Texas in 1960 as the successor to a business founded in 1947. The Company operates a manufacturing subsidiary, Encon Safety Products, Inc. ("Encon"), and a distribution subsidiary, Vallen Safety Supply Company ("Vallen Safety"). In addition, the Company has other wholly-owned subsidiaries through which it operates and it owns 50% of the equity securities of a Mexican company and of a Canadian company. References herein to the "Company" are to Vallen Corporation and all of its wholly- and partially-owned subsidiaries. The Company's general offices are located at 13333 Northwest Freeway, Houston, Texas 77040, and its telephone number is (713) 462-8700.

  Vallen Safety is a distributor of industrial safety and health products designed for the protection of the individual worker and the workplace environment. Its customer base is nationwide; major markets serviced include chemical production, oil and gas extraction, petroleum refining, utilities, pulp and paper products, various governmental agencies, primary metals extraction, railroad transportation, general manufacturing, and construction. Encon manufactures industrial safety equipment for sale by Vallen Safety and unaffiliated distributors.

                                USE OF PROCEEDS

  The Company will receive no part of the proceeds of any sale or transactions made by the Selling Stockholders with respect to the Common Stock offered hereby.

                              SELLING STOCKHOLDERS

  This Prospectus, as appropriately amended or supplemented, may be used from time to time by persons (or their transferees) who have received shares of Common Stock pursuant to an exemption from registration under the Securities Act (i) in connection with acquisitions made by the Company of other businesses or properties or (ii) as a portion of the 1995 compensation paid to such persons in their capacity as officers of the Company, and who wish to offer and sell such shares of Common Stock (such persons are herein referred to as the "Selling Stockholders").

  Shares Issued in Acquisitions. The following table sets forth as of September 15, 1995 certain information with respect to each Selling Stockholder who received pursuant to an exemption from registration under the Securities Act shares of Common Stock in connection with acquisitions and who to the Company's knowledge will immediately be offering shares of Common Stock for sale pursuant to this Prospectus. All of each such person's beneficially owned shares of Common Stock are to be offered pursuant to this Prospectus.

                                                                NUMBER OF SHARES
                                NAME                             BEING OFFERED*
                                ----                            ----------------
      Green Drake Holdings Ltd.................................      16,980
      Delgatie Holdings Ltd....................................      16,980
      Oldman Investments Ltd...................................      16,980
      Safety Centers Incorporated..............................      22,367
      David L. Gaines..........................................      40,596
      David Lionel Gaines Children's Inter Vivos Trust #2......       6,829

--------
* Less than 1% beneficial ownership.

  Oldman Investments Ltd., Green Drake Holdings Ltd. and Delgatie Holdings Ltd. owns approximately 30%, 10% and 10%, respectively, of the outstanding equity securities of a Canadian corporation of which the Company owns the remaining 50%. Ronald H. Pearson, the President of the Canadian corporation, is the sole shareholder of Oldman Investments Ltd. Safety Centers Incorporated, pursuant to a three-year consulting agreement, provides consulting services to the Company. David L. Gaines, pursuant to a three-year employment agreement, serves as the President of a wholly-owned subsidiary of the Company.

  The agreements pursuant to which the shares of Common Stock listed in the table above were issued provide that the Company will use its commercially reasonable best efforts to maintain this Prospectus in effect for a period of not less than 90 consecutive days or, if shorter, the period ending when such person's shares of Common Stock have been sold.

  Shares Issued as Compensation. The following table sets forth as of September 15, 1995 certain information with respect to each Selling Stockholder who received pursuant to an exemption from registration under the Securities Act shares of Common Stock as a portion of the 1995 compensation paid to such persons in their capacity as officers of the Company.

                         NUMBER OF SHARES NUMBER OF SHARES BEING PERCENTAGE OWNED
          NAME                OWNED              OFFERED          AFTER OFFERING
          ----           ---------------- ---------------------- ----------------
Leonard J. Bruce........    4,060,064             2,440                56.4%
James W. Thompson.......        2,640             2,440                   *
Roland C. Wolff.........          892               392                   *
Robin R. Hutton.........       42,964             1,198                   *
Leighton J. Stephenson..        1,155             1,155                   *
Woodie M. Zachry, Jr....        4,844               397                   *

--------
* Less than 1% beneficial ownership.

  Mr. Bruce is Chairman of the Board and a director, Mr. Thompson is President and Chief Executive Officer, Mr. Wolff is Executive Vice President--Marketing of Vallen Safety, Mr. Hutton is Executive Vice President, Mr. Stephenson is Vice President, Secretary and Treasurer, Mr. Edwards is Vice President--Human Resources and Mr. Zachry is Vice President and General Manager of Encon.

  Upon the Company being notified by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares bought through a block trade, special offering, exchange distribution, or secondary distribution, a supplemented Prospectus will be filed, pursuant to Rule 424 under the Securities Act, setting forth (i) the name of each Selling Stockholder and the participating broker-dealer(s), (ii) the number of shares of Common Stock involved, (iii) the price at which the shares of Common Stock were sold, (iv) the commissions paid or the discounts allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out in this Prospectus, and (vi) other facts material to the transaction.

                              PLAN OF DISTRIBUTION

  The shares of Common Stock covered hereby may be offered and sold from time to time by the Selling Stockholders. Resales may be made pursuant to this Prospectus, as amended or supplemented, pursuant to Rule 145(d) under the Securities Act, or pursuant to an exemption from the Securities Act. The Company may consent to the use of this Prospectus for a limited period of time by the Selling Stockholders and subject to limitations and conditions that may be varied by agreement between the Company and the Selling Stockholders.

  Any commissions paid or concessions allowed to any broker-dealer, and, if any broker-dealer purchases such shares as principal, any profits received on the resale of such shares, may be deemed to be underwriting discounts and commissions under the Securities Act. Printing, certain legal, filing and other similar expenses of this offering will be paid by the Company. Selling Stockholders will bear all other expenses of this offering, including brokerage fees, any underwriting discounts and commissions.

  Selling Stockholders may sell Common Stock being offered hereby from time to time in transactions (which may involve crosses and block transactions) on The Nasdaq Stock Market or such other securities exchange on which the Common Stock may be listed, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices. Selling Stockholders may sell some or all of the shares in transactions involving broker-dealers, who may act solely as agent and/or may acquire shares as principal. Broker-dealers participating in such transactions as agent may receive commissions from Selling Stockholders (and, if, they act as agent for the purchaser of such shares, from such purchaser), such commissions computed in appropriate cases in accordance with the applicable rules of The Nasdaq Stock Market or such other securities exchange on which the Common Stock may be listed, which commissions may be negotiated rates where permissible under such rules. Participating broker-dealers may agree with Selling Stockholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker-dealer is unable to do so acting as agent for Selling Stockholders, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer's commitment to Selling Stockholders.

  In addition or alternatively, shares of Common Stock may be sold by Selling Stockholders and/or by or through other broker-dealers in special offerings, exchange distributions or secondary distributions pursuant to and in compliance with the governing rules of The Nasdaq Stock Market or such other securities exchange on which the Company's Common Stock may be listed, and in connection therewith, commissions in excess of the customary commission prescribed by the rules of such securities exchange may be paid to participating broker-dealers, or, in the case of certain secondary distributions, a discount or concession from the offering price may be allowed to participating broker-dealers in excess of such customary commission. Broker-dealers who acquire shares as principal thereafter may resell such shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described in the preceding two sentences) on The Nasdaq Stock Market or such other securities exchange on which the Common Stock may be listed, in negotiated transactions or otherwise, at market prices prevailing at the timeof sale or at negotiated prices, and, in connection with such resales, may pay to or receive commissions from the purchasers of such shares.

  In offering the shares of Common Stock covered hereby, the Selling Stockholders and any broker-dealers and any other participating broker-dealers who execute sales for the Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any profits realized by the Selling Stockholders and the compensation of such broker-dealer may be deemed to be underwriting discounts and commissions. In addition, any shares covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

                                 LEGAL OPINIONS

  Certain legal matters relating to the Common Stock offered hereby are being passed upon for the Company and the Selling Stockholders by Mayor, Day, Caldwell & Keeton, L.L.P., Houston, Texas.

                                    EXPERTS

  The consolidated financial statements of the Company as of May 31, 1995 and 1994, and for each of the years in the three-year period ended May 31, 1995, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN
THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS,
AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITERS, AGENTS OR DEALERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY JURISDICTION TO ANY PERSON
TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE
DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THEREOF OR THAT THE
INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AT ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THEREOF.

                               ----------------




-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                128,754 SHARES

                              VALLEN CORPORATION

                                 COMMON STOCK

                               ----------------

                                  PROSPECTUS

                               ----------------



                              SEPTEMBER   , 1995

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The estimated expenses in connection with this offering, other than underwriting discounts and commissions, are:

      Securities and Exchange Commission registration filing fee....... $   522
      The Nasdaq Stock Exchange addition listing fee...................   2,000
      Printing and engraving expenses..................................   2,000
      Accounting fees and expenses.....................................   1,000
      Legal fees and expenses..........................................   6,000
      Transfer agent and registration fees.............................   1,000
      Miscellaneous....................................................     478
                                                                        -------
          *Total....................................................... $13,000
                                                                        =======

--------
* None of such expenses are to be borne by the Selling Stockholders.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Under Article 1302-7.06 of the Texas Miscellaneous Corporation Laws Act, the articles of incorporation of a Texas corporation may provide that a director of that corporation shall not be liable, or shall be liable only to the extent provided in the articles of incorporation, to the corporation or its shareholders for monetary damages for acts or omissions in the director's capacity as a director, except that the articles of incorporation cannot provide for the elimination or limitation of liability of a director to the extent that the director is found liable for (i) a breach of the director's duty of loyalty to the corporation or its shareholders, (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the corporation or an act or omission that involves intentional misconduct or a knowing violation of the law, (iii) a transaction from which the director received an improper benefit, or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute. Article Nine of the Company's Restated Articles of Incorporation sets forth specific provisions for limitation of director liability which are substantially identical to the provisions of the statute described above and further states that liability is not eliminated or limited for an act related to an unlawful stock repurchase or payment of a dividend. Furthermore, Article Nine states that if applicable Texas law is amended to authorize further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be limited to the fullest extent permitted by such applicable law as amended.

  In addition, Article 2.02-1 of the Texas Business Corporation Act authorizes a Texas corporation to indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding, including any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative, or investigative because the person is or was a director. The indemnification is permitted only if it is determined that the person (1) conducted himself in good faith; (2) reasonably believed (a) in the case of conduct in his official capacity as a director of the corporation, that his conduct was in the corporation's best interests; and (b) in all other cases, that his conduct was at least not opposed to the corporation's best interests; and (3) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. A person may be indemnified under
Article 2.20-1 against judgments, penalties (including excise and similar taxes),a fines, settlements, and reasonable expenses actually incurred by the person (including court costs and attorneys' fees), but if the person is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by him, the indemnification is limited to reasonable expenses actually incurred and may not be made in respect of any proceeding in which the person has been found liable for willful or intentional misconduct in the performance of his duty to the corporation. A corporation is obligated under Article 2.02-1 to indemnify a director or officer against reasonable expenses incurred by him in connection with a proceeding in which he is named defendant or respondent because he is or was a director or officer if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding. Under Article 2.02-1 a corporation may (i) indemnify and advance expenses to an officer, employee, agent or other person who are or were serving at the request of the corporation as a director, officer, partner venturer, proprietor, trustee, employee, agent or similar functionary of another entity to the same extent that it may indemnify and advance expenses to directors, (ii) indemnify and advance expenses to directors and such other persons to such further extent, consistent with law, as may be provided in the corporation's articles of incorporation, bylaws, action of its board of directors, or contract or as permitted by common law and (iii) purchase and maintain insurance or another arrangement on behalf of directors and such other persons against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person. The Bylaws of the Company set forth specific provisions for indemnification of directors, officers, agents and other persons which are substantially identical to the provisions of Article 2.02-1 described above.

ITEM 16. EXHIBITS.

  Reference is made to the Exhibit Index which immediately precedes the exhibits filed with this Registration Statement.

ITEM 17. UNDERTAKINGS.

  (a) The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this registration statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS, ON SEPTEMBER 19, 1995.

                                          VALLEN CORPORATION

                                               /s/ James W. Thompson
                                          By: _________________________________
                                               James W. Thompson
                                               President

                               POWER OF ATTORNEY

  EACH OF THE UNDERSIGNED DIRECTORS AND OFFICERS OF VALLEN INCORPORATED DOES HEREBY CONSTITUTE AND APPOINT JAMES W. THOMPSON AND LEIGHTON J. STEPHENSON, OR EITHER OF THEM, AS THE UNDERSIGNED'S TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS TO DO ANY AND ALL ACTS AND THINGS IN THE UNDERSIGNED'S NAME AND BEHALF IN THE UNDERSIGNED'S CAPACITIES AS DIRECTOR AND/OR OFFICER, AND TO EXECUTE ANY AND ALL INSTRUMENTS FOR THE UNDERSIGNED AND IN THE UNDERSIGNED'S NAME IN THE CAPACITIES INDICATED BELOW WHICH SUCH PERSON OR PERSONS MAY DEEM NECESSARY OR ADVISABLE TO ENABLE VALLEN CORPORATION TO COMPLY WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY RULES, REGULATIONS AND REQUIREMENTS OF THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH THIS REGISTRATION STATEMENT, INCLUDING SPECIFICALLY, BUT NOT LIMITED TO, POWER AND AUTHORITY TO SIGN FOR THE UNDERSIGNED IN THE CAPACITIES INDICATED BELOW ANY AND ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS AND SUPPLEMENTS) HERETO, AND THE UNDERSIGNED DOES HEREBY RATIFY AND CONFIRM ALL THAT SUCH PERSON OR PERSONS SHALL DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                NAME                             TITLE                    DATE
                ----                             -----                    ----

      /s/ Leonard J. Bruce           Chairman of the Board and     September 19, 1995
____________________________________  Director
        Leonard J. Bruce

      /s/ James W. Thompson          President and Chief           September 19, 1995
____________________________________  Executive Officer
         James W. Thompson            (Principal Executive
                                      Officer) and Director

    /s/ Leighton J. Stephenson       Vice President--Finance       September 19, 1995
____________________________________  (Principal Financial and
       Leighton J. Stephenson         Accounting Officer)

                                     Director
____________________________________
           Kirby Attwell

      /s/ J.M. Wayne Code            Director                      September 19, 1995
____________________________________
          J.M. Wayne Code

       /s/ Darvin M. Winick          Director                      September 19, 1995
____________________________________
          Darvin M.  Winick

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER
 -------
  4.1    Restated Articles of Incorporation as amended. Incorporated by reference to Exhibit 3a to the Company's Form 10-K, as filed with the
         Commission on August 17, 1990.
  4.2    By-laws of the Company as amended through June 23, 1994. Incorporated by reference to Exhibit 3ii to the Company's Form 10-K, as filed with the Commission on August 21, 1995.
  4.3    Form of Common Stock Certificate. Incorporated by reference to Exhibit
         4.1 to Amendment No. 1 to the Company's Registration Statement on Form
         S-1, Registration No. 2-65349, filed with the Commission on October 5,
         1979.
  5.1*   Opinion of Mayor, Day, Caldwell & Keeton, L.L.P., as to legality of issuance of Common Stock.
 23.1*   Consent of KPMG Peat Marwick LLP.
 23.2*   Consent of Mayor, Day, Caldwell & Keeton, L.L.P. (included in Exhibit
         5.1).
 24.1*   Power of Attorney (included as part of the signature pages in Part II).

--------
* Filed herewith